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                                                                   EXHIBIT 23.3
Holditch-Reservoir Technologies Consulting Services

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1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

22 March, 2000

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

  Holditch-Reservoir Technologies Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the "Company") for the year ended December 31, 1999. We hereby further consent to the use of information contained in our reports, as of January 1, 1999 and January 1, 2000 setting forth the estimates of revenues from the Company's oil and gas reserves. We further consent to the incorporation by references of the Form 10-K into the Company's Registration Statement on Form S-8 (Registration No. 333-94387).

Very truly yours,

/s/ Nelson R. Fairchild, Jr.

Nelson R. Fairchild, Jr.
Project Manager